UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                    April 30, 2007

Appliance Recycling Centers of America, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-19621	41-1454591
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7400 Excelsior Blvd., Minneapolis, MN		55426-4517
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code                    (952) 930-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01:                                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 30, 2007, Appliance Recycling Centers of America, Inc. (ARCA) issued a press release announcing that its recycling contract with the Southern California Public Power Authority (SCPPA) has been expanded to include the Los Angeles Department of Water and Power (LADWP), for whom ARCA will replace and recycle 50,000 old, inefficient refrigerators owned by low-income residents in the city. The 12-month program is expected to generate revenues for ARCA of approximately $25 million.

A copy of the agreement amendment and press release are furnished as exhibits to this report.

ITEM 9.01:                                      FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

Exhibit
Number	Description

10.1	Agreement amendment dated 3/1/2007 between the Southern California Public Power Authority and the Company.
99.1	Press Release dated April 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

Date: May 1, 2007	/s/ Patrick J. Winters
Patrick J. Winters, Controller